UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 30, 2004

DIGITAL IMPACT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27787	94-3286913

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 Bovet Road
San Mateo, California 94402
(Address of principal executive offices, including zip code)

(650) 356-3400
(Registrant’s telephone number, including area code)

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 30, 2004, Digital Impact entered into an Amendment to Master Services Agreement with Globix Corporation. This Amendment modifies that Master Services Agreement dated September 25, 2002, between Globix and Digital Impact. Under the Master Services Agreement and the Amendment, Globix provides facilities and other services relating to our datacenter. Pursuant to the Amendment, the term of the Master Services Agreement was extended for an additional thirteen (13) months commencing September 1, 2004. As of September 30, 2004, the remaining obligation under the Amendment is $847,000, payable in monthly installments.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description
10.1	Globix Corporation Amendment to Master Services Agreement signed on or about September 30, 2004, between Globix Corporation and Digital Impact, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Impact, Inc.
By:	/s/ David Oppenheimer
David Oppenheimer
Senior Vice President, Finance and Chief Financial Officer

Date: October 5, 2004

EXHIBIT INDEX

Exhibit No.	Description
10.1	Globix Corporation Amendment to Master Services Agreement signed on or about September 30, 2004, between Globix Corporation and Digital Impact, Inc.